PRESS RELEASE                            Huntingdon Life Sciences Group plc
                                         ("Huntingdon") (NYSE/SEAQ: HTD)
                                         Woolley Road, Alconbury, Huntingdon
                                         Cambs PE28 4HS, England

                                         For Further Information:
                                         Richard Michaelson
                                         Phone:   UK: +44 (0) 1480 892194
                                                  US: (201) 525-1819
                                         e-mail: HuntingdonLS@aol.com

IMMEDIATE RELEASE
November 14, 2000

                   HUNTINGDON ANNOUNCES THIRD QUARTER RESULTS

Huntingdon, England, November 14, 2000 - Huntingdon Life Sciences Group plc ("Huntingdon" or the "Company") (NYSE:HTD) announced today that net revenues for the quarter ended September 30, 2000 were (pound)16.1 million ($23.8 million), an increase of 6.8% on revenues for the equivalent period last year of (pound)15.0 million ($24.0 million). Under UK GAAP the Company reported an operating loss of (pound)0.2 million ($0.4 million), down from (pound)0.5 million ($0.8 million) last year. Last year's operating loss is before an exceptional charge of (pound)1.2 million ($2.0 million) to write off assets that were not Year 2000 compliant. Net loss after taxation for the third quarter was (pound)1.9 million ($2.8 million) compared to (pound)0.1 million ($0.2 million) for the equivalent period last year. These losses included non-cash exchange losses on the conversion of dollar denominated assets and liabilities into sterling of (pound)0.5 million compared to exchange gain in the same period last year of (pound)0.8 million. Last year's figures also included the exceptional charge of (pound)1.2 million noted above and an exceptional profit of (pound)1.8 million ($2.8 million) on the sale of the Company's Wilmslow site. Stripping out the impact of the exchange losses and the exceptional items net losses for the quarter were at the same level as the corresponding period last year. Net loss per ordinary share was 0.6 pence compared to 0.04 pence last year. Net loss per ADR was 25.1 cents compared to 1.4 cents last year, these net losses are calculated using the new ADR ratio which was effective from July 10, 2000.

Net revenues for the nine months ended September 30, 2000 were (pound)47.5 million ($73.1 million) an increase of 11.1% from revenues of (pound)42.7 million ($68.9 million) in the same period last year. The Company reported an operating loss for the nine months of (pound)0.7 million ($1.1 million) compared to an operating loss of (pound)3.8 million ($6.1 million) in the same period last year. Net losses after taxation and interest for the nine months were (pound)5.8 million ($9.0 million) compared to (pound)5.2 million ($8.3 million) in the same period last year. Net loss per ordinary share was 2.0 pence, compared to 1.8 pence in the same period last year. Net loss per ADR was 76.9 cents compared with 71.6 cents in the same period last year.

Under US GAAP the Company reported an operating profit for the quarter ended September 30, 2000 of (pound)0.1 million ($0.1 million) compared to (pound)0.3 million ($0.4 million) for the equivalent period last year. Net loss after taxation for the third quarter was (pound)1.8 million ($2.7 million) compared to an after taxation profit of (pound)0.9 million ($1.4 million) last year.
Excluding non-cash exchange losses on the conversion of dollar denominated assets and liabilities into sterling and exceptional items, the net loss was (pound)1.3 million ($1.9 million) compared to (pound)0.5 million ($0.8 million) last year. Net loss per ordinary share was 0.6 pence compared to earnings per share of 0.3 pence last year. Net loss per ADR was 24.4 cents compared to earnings per ADR of 12.2 cents last year. The principal differences between the UK and US reported results are non-cash charges associated with pension accounting, deferred taxation and foreign currency translation.

Brian Cass, Huntingdon's Managing Director added: "New orders for the third quarter were 9% up on the third quarter of last year, bringing the increase in orders for the year to date to 13% over last year. Our moving annual total of orders now shows a 38% increase over the 2 years since we joined the Company. In 1999 we saw a 25% increase in orders from pharmaceutical customers but this has slackened this year, reflecting the slower market for toxicology business from the European and Japanese industries. However this has been offset overall by a continuance of the robust US pharmaceutical business and an outstanding 50% year to date increase in our non-pharmaceutical orders. Third quarter revenues were 6.8% up on the same period last year and marginally up on the second quarter; an expected pickup in European and Japanese pharmaceutical toxicology business as new molecules are developed should revitalise this growth in 2001".

Andrew Baker, Huntingdon's Executive Chairman said: "While we have experienced delays in finalising our refinancing, we are encouraged by the current progress in our negotiations and documentation of these transactions, and hope to announce all of the details in the near future in a Shareholder Circular. We eagerly look forward to completing that important piece of corporate business, and returning all of our attentions to reinvigorating the Company's growth by helping our clients develop safe new medicines and compounds. We greatly appreciate the strong support we've been given by our clients and increasingly, by the media, financial, and our local communities".

Huntingdon Life Sciences Group plc is one of the world's leading Contract Research Organisations providing product development services to the pharmaceutical, agrochemical and biotechnology industries. Huntingdon brings leading technology and capability to support its clients in non-clinical safety testing of new compounds in early stage development and assessment. Huntingdon operates research facilities in the United Kingdom (Huntingdon and Eye, England) and the United States (The Princeton Research Centre, New Jersey).

This announcement contains statements that may be forward-looking as defined by the USA's Private Litigation Reform Act of 1995. These statements are based largely on Huntingdon's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Huntingdon's control, as more fully described in Huntingdon's Form 10-K for the year ended December 31, 1999, as filed with the US Securities and Exchange Commission.


                          * * * TABLES TO FOLLOW * * *


                       HUNTINGDON LIFE SCIENCES GROUP plc

                                 ("HUNTINGDON")
                                (NYSE/SEAQ - HTD)

            SUMMARY OF UNAUDITED CONSOLIDATED PROFIT & LOSS ACCOUNTS


3 Months ended September 30                                      2000              1999
                                                           (pound)000's      (pound)000's
Revenues                                                         16,054            15,035

Cost of sales                                                  (13,820)          (13,415)
                                                          --------------    --------------
Gross profit                                                      2,234             1,620
Selling and administration                                      (2,475)           (2,099)
Exceptional loss                                                      -           (1,250)
                                                          --------------    --------------
Operating Loss                                                    (241)           (1,729)
Exceptional items                                                     -             1,772
                                                          --------------    --------------
(Loss)/Profit on ordinary activities before interest              (241)                43
Interest receivable and similar income                              317                62
Interest payable and similar charges                            (1,971)             (237)
                                                          --------------    --------------

Loss on ordinary activities before taxation                     (1,895)             (132)
Taxation                                                              -                28
                                                          --------------    --------------

Loss after taxation                                             (1,895)             (104)
                                                          --------------    --------------
Loss per share (pence)      - basic                               (0.6)            (0.04)
                            - diluted                             (0.8)            (0.04)
                                                          --------------    --------------
Loss per ADR  (cents)       - basic                              (25.1)             (1.4)
                            - diluted                            (29.0)             (1.5)
                                                          --------------    --------------



            SUMMARY OF UNAUDITED CONSOLIDATED PROFIT & LOSS ACCOUNTS

9 Months ended September 30                                 2000               1999
                                                      (pound)000's       (pound)000's
Revenues                                                    47,467             42,701

Cost of sales                                             (41,049)           (38,441)
                                                     --------------      -------------
Gross profit                                                 6,418              4,260
Selling and administration                                 (7,136)            (6,793)
Exceptional loss                                                 -            (1,250)
                                                     --------------      -------------
Operating loss                                               (718)            (3,783)

Exceptional items                                                -              1,772
                                                     --------------      -------------

Loss on ordinary activities before interest                  (718)            (2,011)

Interest receivable and similar income                       1,109                428
Interest payable and similar charges                       (6,203)            (3,619)
                                                     --------------      -------------

Loss on ordinary activities before taxation                (5,812)            (5,202)
Taxation                                                         -                 28
                                                     --------------      -------------

Loss after taxation                                        (5,812)            (5,174)
                                                     --------------      -------------
Loss per share (pence)      - basic                          (2.0)              (1.8)

                            - diluted                        (2.2)              (1.8)
                                                     --------------      -------------

Loss per ADR  (cents)       - basic                         (76.9)             (71.6)
                            - diluted                       (83.5)             (74.1)
                                                     --------------      -------------

Consolidated Statement of Total Recognised
Gains and Losses

For the 9 months ended September 30
                                                          2000                  1999
                                                     (pound)000's         (pound)000's

Loss for the period                                        (5,812)            (5,174)

                                                     ---------------     --------------
Total losses recognised since last report
and accounts                                                (5,812)            (5,174)

                                                     ---------------     --------------


                SUMMARY OF UNAUDITED CONSOLIDATED BALANCE SHEETS

As at September 30                                        2000                  1999
                                                   (pound)000's          (pound)000's
                                                                         As restated
Fixed Assets                                             66,652                69,615
                                                 ---------------        --------------

Stock                                                       724                 1,067
Debtors                                                  20,249                14,585
Cash at bank and in hand                                    927                 4,630
                                                 ---------------        --------------
Current assets                                           21,900                20,282

Bank loans                                             (22,586)              (22,586)
Creditors and taxation                                 (18,591)              (15,995)
                                                 ---------------        --------------
Current liabilities                                    (41,177)              (38,581)


Net current (liabilities)/assets                       (19,277)              (18,299)
                                                 ---------------        --------------

Total assets less current liabilities                    47,375                51,316

Convertible capital bonds                              (33,207)              (29,732)
Provisions for liabilities and charges                  (2,373)               (2,545)
                                                 ---------------        --------------


Shareholder funds - all equity                           11,795                19,039
                                                 ---------------        --------------


                  SUMMARY OF UNAUDITED CONSOLIDATED CASH FLOWS

3 Months ended September 30                                             2000                    1999
(see also Note 8 in the press release)                            (pound)000's            (pound)000's
                                                                                           As restated

Net cash inflow from operating activities                                  817                     187
                                                                  -------------          --------------
Returns on investment and servicing of finance
Interest received and similar income                                        17                      92
Interest paid and similar charges                                      (1,746)                 (1,761)
                                                                  -------------          --------------
                                                                       (1,729)                 (1,669)
                                                                  -------------          --------------
                                                                  -------------          --------------
Taxation
UK Corporation tax received                                                  -                       -
                                                                  -------------          --------------
                                                                  -------------          --------------
Capital expenditure and financial investment
Sale of tangible fixed assets                                                -                   4,214
Purchase of tangible fixed assets                                        (384)                   (585)
                                                                  -------------          --------------
                                                                         (384)                   3,629
                                                                  -------------          --------------
Net cash (outflow)/inflow before use of
liquid resources and financing                                         (1,296)                   2,147
                                                                  -------------          --------------
Management of liquid resources
Movement in short term investments                                           -                       -
                                                                  -------------          --------------
Financing:
Loan received                                                            1,000                       -
Repayments of amounts borrowed                                               -                 (4,214)
                                                                  -------------          --------------

                                                                         1,000                 (4,214)
                                                                  -------------          --------------
Decrease in cash                                                         (296)                 (2,067)
                                                                  -------------          --------------



                  SUMMARY OF UNAUDITED CONSOLIDATED CASH FLOWS


9 Months ended September 30                                             2000                    1999
(see also Note 8 in the press release)                            (pound)000's            (pound)000's
                                                                                           As restated
Net cash outflow from operating activities                                (96)                 (2,094)
                                                                  -------------          --------------
Returns on investment and servicing of finance
Interest received and similar income                                       103                     340
Interest paid and similar charges                                      (3,858)                 (3,826)
                                                                  -------------          --------------
                                                                       (3,755)                 (3,486)
                                                                  -------------          --------------
Taxation

UK Corporation tax received                                                  -                      28
                                                                  -------------          --------------

Capital expenditure and financial investment
Sale of tangible fixed assets                                                -                   4,214
Purchase of tangible fixed assets                                      (1,480)                 (2,151)
                                                                  -------------          --------------
                                                                       (1,480)                   2,063
                                                                  -------------          --------------
Net cash outflow before use of liquid resources and financing
                                                                       (5,331)                 (3,489)
                                                                  -------------          --------------

Management of liquid resources
Movement in short term investments                                       2,200                  11,000
                                                                  -------------          --------------

Financing:

Loan received                                                            1,000                       -

Repayments of amounts borrowed                                               -                 (5,214)
                                                                  -------------          --------------
                                                                         1,000                 (5,214)
                                                                  -------------          --------------

(Decrease)/increase in cash                                            (2,131)                   2,297
                                                                  -------------          --------------


Notes:

(1) Bank loans totalling (pound)22,586,000 are repayable on November 30, 2000. The directors have entered into an agreement, in principle, with FHP Realty LLC, a private US investment firm affiliated with current directors and shareholders of the Company to effect a refinancing of the Company in conjunction with proposed sale and leasebacks and/or loans secured on one or more of the Company's properties which are currently under negotiation. The Company's current bank facility, which had been scheduled to expire on October 31, 2000 was extended to November 30, 2000 to facilitate this transaction.

    Since the refinancing requires the convening of a shareholder meeting in order to obtain shareholder approval, the Company does not believe that the refinancing will be completed prior to November 30, 2000. Accordingly the Company is in discussions with its bank group for an additional extension beyond November 30, 2000 to facilitate completion of the refinancing. The Company believes it will obtain this extension and complete the refinancing. As a result the directors have formed a judgement that it is appropriate to adopt the going concern basis in preparing the accounts. The financial statements do not include any adjustments that would result from an inability to secure adequate finance.

(2) These results have been prepared in accordance with UK GAAP, but do not constitute Statutory Accounts as defined by the UK Companies Act 1985 and have not been audited.

(3) Certain figures in the accounts for the nine months ended September 30, 1999 have been reclassified so that their presentation mirrors that in the accounts for the nine months ended September 30, 2000. These are the provision for pension costs, exchange differences on the Convertible Capital Bonds, and short-term investments.

(4) Loss per share is based on an average of 291,010,294 (1999, 291,010,294) Ordinary Shares outstanding during the nine month period ended September 30, 2000 and an average of 291,010,294 (1999, 291,010,294) Ordinary Shares outstanding during the three month period ended September 30, 2000.

(5) Diluted loss per share is based on an average 267,968,553 (1999, 280,934,055) Ordinary Shares outstanding during the nine month period ended September 30, 2000 and on an average of 251,766,413 (1999, 280,928,667)
    Ordinary Shares outstanding during the three month period ended September 30, 2000.

(6) Loss per ADR is calculated using an exchange rate of $1.54 = (pound)1.00 (1999, $1.61 = (pound)1.00). On July 10, 2000 the Company changed its ADR ratio to one ADR representing twenty five Ordinary Shares and the loss per ADR for each period has been calculated using this ratio; previously each ADR represented five Ordinary Shares. The ratio change was implemented to assure compliance with the New York Stock Exchange's listing requirement that ADR's trade at a minimum price of $1.00 per share.

(7) For the purposes of consolidation an average exchange rate of $1.54 = (pound)1.00 has been used in the nine month period ended September 30, 2000 (1999, $1.61 = (pound)1.00) and $1.48 = (pound)1.00 (1999, $1.60 =
    (pound)1.00) in the three month period ended September 30, 2000.


(8) Reconciliation of operating loss and net cash inflow/(outflow) from operating activities

                                                   3 months ended September 30          9 months ended September 30
                                                       2000               1999              2000               1999
                                                (pound)'000        (pound)'000       (pound)'000        (pound)'000
  Operating loss                                      (241)            (1,729)             (718)            (3,783)
  Exceptional loss                                        -              1,250                 -              1,250
  Depreciation                                        1,513              1,517             4,489              4,487
  (Increase)/decrease in stock                         (66)                304                79                 72
  (Increase)/decrease in debtors                      (427)                864           (3,326)            (1,219)
  Increase/(decrease) in creditors                      213            (2,026)             (239)            (2,875)
  Movement in provisions                              (175)                  7             (381)               (26)
                                               -------------      -------------     -------------    ---------------
                                                        817                187              (96)            (2,094)
                                               -------------      -------------     -------------    ---------------

(9) A printed copy of this quarterly report is available on request from the Registered Office at Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE28 4HS.